SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARABIAN AMERICAN DEVELOPMENT COMPANY

(Name of Registrant as specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Arabian American Development Co.
1600 Hwy 6 South, Suite 240
Sugar Land, TX  77478
(409) 385-8300
April 28, 2010

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2010 Annual Stockholders’ Meeting on Wednesday, June 9, 2010, at 10:00 a.m., Central Daylight Time.  The meeting will be held at the Company’s petrochemical facility, South Hampton Resources, 7752 FM 418, Silsbee, Texas 77656.  This location was chosen to allow stockholders to see their investment at work.  If you plan to attend the meeting in person, please call and let us know that you are coming so that we can plan accordingly.

Matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.  We have also included a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 for your review.

Your vote on the business to be considered at the meeting is important regardless of the number of shares you own.  Whether or not you plan to attend, please vote your proxy promptly in accordance with the instructions on the enclosed proxy card.  If you do attend the meeting, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

/s/ Nicholas Carter
Nicholas Carter
Chairman of the Board
President
Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS	1

PROXY STATEMENT
GENERAL EXPLANATION OF MATERIALS INCLUDED	2
Specific Items of Business	2

PROPOSAL NO. 1 – RE-ELECTION OF DIRECTOR	2
Vote Required	3

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	3
Board Policy Regarding Voting for Directors	3
Board Independence	3
Meetings of the Board and Its Committees	4
The Company’s Director Independence Standards	4
Board Structure and Committee Composition	5
Audit Committee	5
Compensation Committee	6
Nominating Committee	7
Stockholder Recommendations	7
Director Qualifications	7
Identifying and Evaluating Candidates for Directors	8
Executive Sessions	8
Communications with the Board	8

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9

BENEFICIAL OWNERSHIP TABLE	9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10

EXECUTIVE COMPENSATION	10
Compensation Discussion and Analysis	10
Objectives of the Compensation Programs	10
What the Compensation Programs are Designed to Reward	11
Elements of the Company’s Compensation Program and Why It Pays Each Element	11
Base Salary	11
Incentive Compensation	12
Stock Option Plan	13
Other Compensation	13
Benefits	13
How Elements of the Compensation Program are Related to Each Other	13
Performance Metrics	13
Termination of Employment Payments	14
Tax Considerations	14
Compensation Committee Report	14

2009 SUMMARY COMPENSATION TABLE	15

2009 GRANTS OF PLAN-BASED AWARDS	16

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END	16

NON-EMPLOYEE DIRECTOR COMPENSATION	17
2009 Non-Employee Director Compensation Table	17
General	17
Equity Compensation	18
Committee Compensation	18
Subsidiary Board Compensation	18
Per Diem Compensation	18
Compensation Committee Interlocks and Insider Participation	18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
Review, Approval or Ratification of Transactions with Management and Others	19
Audit Committee Report	19

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

PRINCIPAL ACCOUNTING FEES AND SERVICES	20
Audit Fees	21
Tax Fees	21
All Other Fees	21
21
QUESTIONS AND REQUESTS FOR ADDITIONAL INFORMATION	21
Request for Multiple Copies of Proxy Materials	21
Request for Single Copy of Proxy Materials	22

VOTING	22
Voting Securities, Record Date	22
Stockholder of Record	22
Beneficial Owner	22
Voting in Person at the Annual Meeting	22
Voting by Submitting a Proxy or Voting Instructions	23
Proxies and Voting Instructions Are Revocable	23
Voting Electronically	23
Voting Procedures	23
Election of Directors	23
Voting on Other Business	24
How Shares will be Voted by Proxy of Voting Instructions	24
Broker Non-Votes	24
Additional Business Proposals Presented at Meeting	24
Quorum Requirement	24

STOCKHOLDER PROPOSALS	24
Stockholder Proposals Intended to be Included in Proxy Statement	24
Stockholder Proposals Not Intended to be Included in Proxy Statement	25
Stockholder Proposals for Director Candidates	25

OTHER BUSINESS	25

ARABIAN AMERICAN DEVELOPMENT COMPANY
(“Arabian American”)
1600 Hwy 6 South, Suite 240
Sugar Land, TX  77478
(409) 385-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:		10:00 a.m. – 12:00 noon CDT, June 9, 2010

Place:		South Hampton Resources, Inc.
7752 FM 418
Silsbee, TX 77656

Items of Business:	(1)	To re-elect a member to the Board of Directors;

	(2)	To ratify the selection of Travis Wolff, LLP as the Company’s independent registered public accounting firm for 2010; and

	(3)	To consider and act upon such other business as may properly come before the meeting.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:
You are entitled to vote only if you were an Arabian American Development Company stockholder of record as of the close of business on April 21, 2010.  Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.  You may vote your proxy by telephone, Internet or mail.  A toll-free telephone number and website address are included on your proxy card.

Meeting Admission:
You are entitled to attend the annual meeting only if you were an Arabian American stockholder of record as of the close of business on April 21, 2010 or hold a valid proxy for the annual meeting.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 21, 2010, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership.  If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 28, 2010.

/s/ Connie Cook
Connie Cook, Secretary

PROXY STATEMENT

GENERAL EXPLANATION OF MATERIALS INCLUDED

This proxy statement is furnished in connection with the solicitation of proxies by The Board of Directors (the “Board”) of Arabian American Development Company, a Delaware corporation (the “Company”), for the Company’s Annual Meeting of Stockholders which is scheduled to take place on June 9, 2010.  This proxy statement provides a description of the business matters to be covered at the annual meeting.  As a stockholder, you are entitled and encouraged to attend the annual meeting and to vote on the matters described in this proxy statement.  Detailed information on voting is provided below.  We have also included for your review the Company’s 2009 Report on Form 10-K.

In addition to notifying you of the upcoming annual meeting of stockholders, we request your vote on the matters to be covered at the annual meeting.  In making this solicitation, the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Proxies may be solicited in person by our employees, or by mail, courier, telephone, or facsimile.

Specific Items of Business

The following two proposals will be presented at the meeting for your vote.  Space is provided in the accompanying proxy card to vote for, against, or abstain from voting on each of the proposals. If you vote using the telephone or Internet, you will be instructed how to vote for, against, or abstain from voting on these issues.

(1)	The re-election of directors and

(2)	The ratification of selection of independent registered public accounting firm.

PROPOSAL NO. 1

RE-ELECTION OF DIRECTOR

There is one director standing for re-election to our Board this year.  The nominee is Ghazi Sultan.  He has served as a director since the last annual meeting and will serve a three year term expiring in 2013.

There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the person recommended by the Board.  If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

The nominee has indicated to the Company that he will be available to serve as a director.  In the event that the nominee should become unavailable, however, the proxy holders, Connie Cook and/or Nicholas Carter, will vote for a nominee or nominees designated by the Board.

If an incumbent director nominee receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, he or she is required to tender his or her resignation for consideration by the Nominating Committee in accordance with Board policy.

Vote Required

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of Company common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Our Board recommends a vote FOR the election to the BOARD of the following nominee:

Ghazi Sultan Director since 1993 Age 74
Mr. Ghazi Sultan, a Saudi citizen, holds a MSc. Degree in Geology from the University of Texas.  Mr. Sultan served as the Saudi Deputy Minister of Petroleum and Mineral Resources 1965-1988 and was responsible for the massive expansion of the mineral resources section of the Ministry.  Mr. Sultan is also a member of the Board of Al Masane Al Kobra Mining Company.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company’s integrity in the marketplace.  The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, and to persons performing similar functions.  The Company’s Code of Ethics, in conjunction with the Certificate of Incorporation, By-laws and Board committee charters, form the framework for governance of the Company.

The Company’s Code of Ethics, Certificate of Incorporation, By-laws and Board committee charters are available on the Company’s website at www.arabianamericandev.com.  Stockholders may also request free printed copies of these from the Corporate Secretary at the address on page 21.

Board Policy Regarding Voting for Directors

The Company has implemented a plurality vote standard in the election of directors.  In addition, the Company has adopted a policy whereby any incumbent director nominee who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election will tender his or her resignation for consideration by the Nominating Committee.  The Nominating Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Board Independence

The Company has implemented a policy that a majority of the Board will consist of independent directors.  The Board has determined that the non-employee director nominee, Ghazi Sultan, standing for election and each of the members of each Board committee are independent within the meaning of the Company’s director independence standards.  The Company standards reflect NASDAQ corporate governance listing standards.  In addition, each member of the Audit

Committee meets the heightened independence standards required for audit committee members under the NASDAQ listing standards.

Meetings of the Board and Its Committees

Because of the geographical distance between members of the Board, meetings are typically held via telephone conference call.  In the instance where all members cannot be contacted at once, members may be contacted individually, and upon agreement, Unanimous Consent Resolutions are signed.  During 2009 the Board held thirteen meetings.

The Company’s Director Independence Standards

An independent director is a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
A director will not be considered independent in the following circumstances:

(1)	The director is, or has been in the past three years, an employee of the Company or an employee of any parent or subsidiary of the Company;

(2)
The director has accepted, or has a family member who has accepted during any twelve-month period within the last three years, more than $60,000 in compensation from the Company, other than compensation for Board or Board Committee service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(3)	The director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(4)
The director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

(5)
The director is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(6)
The director is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For these purposes, a “family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has seven directors and the following three standing committees: (1) Audit, (2) Compensation, and (3) Nominating.  Committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below.  Each of the standing committees operates under a written charter adopted by the Board.  Committee charters are available on the Company’s website at www.arabianamericandev.com.  Free printed copies are also available to any stockholder who makes a request to the address on page 21.  Each current director attended at least 75% of all Board and applicable standing committee meetings.  Directors are encouraged to attend annual meetings of Company stockholders.

Name of Director	Audit	Compensation	Nominating
Non-Employee Directors:
Ghazi Sultan1	Member	Member	Chair
Robert E. Kennedy2	Chair	Member	Member
Mohammed O. Al Omair3	Member	Member	Member
Charles W. Goehringer, Jr.4
Allen P. McKee5	Member	Chair	Member
Employee Directors:
Hatem El Khalidi
Nicholas N. Carter

Number of Meetings in Fiscal 2009	4	1	1

Notes to Board Committee Table

1	Mr. Sultan was elected to the Board in September 1993. He joined the Audit and Compensation Committees in 1994 and became the Chair of the Nominating Committee in April 2007.

2
Mr. Kennedy was elected to the Board on January 13, 2007.  He joined the Nominating Committee in April 2007, and became the Chair of the Audit Committee in January 2007.  He also became the lead independent director in March 2007.

3	Mr. Al Omair was elected to the Board on October 23, 2007. He joined the Nominating and Audit Committees on October 23, 2007, and the Compensation Committee on December 31, 2007.

4
Mr. Goehringer was elected to the Board on October 23, 2007.  He joined the Nominating and Audit Committees on October 23, 2007, and the Compensation Committee on December 31, 2007.  He resigned from the Audit Committee in February 2008.  He resigned from the Compensation and Nominating Committees in January 2009.

5	Mr. McKee was elected to the Board on April 28, 2009. He joined the Nominating, Audit and Compensation Committees on April 28, 2009. He became the Chair of the Compensation Committee in February 2010.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing the Company’s financial reporting processes and the audit of the Company’s financial statements, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the Company’s internal audit function and the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions.  Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews and approves all permissible non-audit services to be performed by the independent registered public accounting firm; reviews the Company’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures, oversees the Company’s compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on the Company’s financial statements; reviews and oversees treasury matters, the Company’s loans and debt, loan guarantees and outsourcings; reviews the Company’s capitalization and operations; and coordinates with the Compensation Committee regarding the cost, funding and financial impact of the Company’s equity compensation plans and benefit programs.  The Audit Committee works closely with management as well as the independent registered public accounting firm.  The Audit Committee has the authority to obtain advice assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board determined that each of Robert E. Kennedy, Chair of the Audit Committee, and Audit Committee members Ghazi Sultan, Allen P. McKee and Mohammed O. Al Omair are independent pursuant to NASDAQ listing standards governing audit committee members.  The Board also determined that Ghazi Sultan and Allen P. McKee are audit committee financial experts as defined by SEC rules and NASDAQ listing standards.

The charter of the Audit Committee is available on the Company’s website at www.arabianamericandev.com.  A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address on page 21.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives and directors; prepares the report required to be included in the annual proxy statement; provides general oversight of the Company’s compensation structure; reviews and provides guidance on the Company’s human resources programs; and retains and approves the terms of the retention of compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing the Company’s equity-based and incentive compensation plans; overseeing non-equity based benefit plans and approving any changes to such plans involving a material financial commitment by the Company; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees; developing guidelines for and monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

The individuals serving on the Compensation Committee of the Board of Directors are Allen P. McKee (Chair), Robert E. Kennedy, Mohammed O. Al Omair, and Ghazi Sultan.  The Board

determined that each of the Committee members is independent pursuant to NASDAQ listing standards governing nominating committee members.

The charter of the Compensation Committee is available on the Company’s website at www.arabianamericandev.com.  A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address on page 21.

Nominating Committee

The Nominating Committee recommends candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance.  Other specific duties and responsibilities of the Nominating Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and making recommendations to the Board relating to such matters; and overseeing director orientation and continuing education.  The Nominating Committee also reviews and approves any executive officers for purposes of Section 16 of the Exchange Act (“Section 16 Officers”) standing for election for outside for-profit boards of directors; and reviews stockholder proposals and recommends Board responses.

The individuals serving on the Nominating Committee of the Board of Directors are Ghazi Sultan (Chair), Robert E. Kennedy, Mohammed O. Al Omair, and Allen P. McKee.  The Board determined that each of the Committee members is independent pursuant to NASDAQ listing standards governing nominating committee members.

The charter of the Nominating Committee is available on the Company’s website at www.arabianamericandev.com.  A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address on page 21.

Stockholder Recommendations

The policy of the Nominating Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.”  In evaluating such recommendations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.”  Any stockholder recommendations proposed for consideration by the Nominating Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Corporate Secretary at the address on page 21.

Director Qualifications

The Company maintains certain criteria that apply to nominees recommended for a position on the Company’s Board.  Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards.  They should have broad experience at the policy-making level in business, government, education, technology or public service.  They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interests of all stockholders of the Company.

Identifying and Evaluating Candidates for Directors

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for director.  The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director.  Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons.  Identified candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.  As described above, the Nominating Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in the Company’s proxy statement.  Following verification of the stockholder status of people proposing candidates, recommendations are considered together by the Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee.  In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of independent directors are held at least three times a year.  The sessions are scheduled and chaired by the lead independent director.  Any independent director may request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate with the Board by contacting:

Nicholas N. Carter
Arabian American Development Company
P. O. Box 1636
Silsbee, TX  77656

All directors have access to this correspondence.  In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate.  The Company’s independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

Communications that are intended specifically for the lead independent director, the independent directors or non-management directors should be sent to the address noted above to the attention of the lead independent director.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 31, 2009, concerning beneficial ownership by:

(1)
Company directors and nominees, each of the named executive officers, and all individuals owning more than 5% of the Company’s outstanding Common Stock, set forth in the Summary Compensation Table on page 15; and

(2)	Current directors and Company executive officers as a group.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2010 through the exercise of any stock option or other right.  Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership1	Percent of Class
Current Directors and Nominees:
Ghazi Sultan3	10,000	0.0%
Robert E. Kennedy3	20,000	0.1%
Allen P. McKee	20,000	0.1%
Charles W. Goehringer, Jr. 3	42,967	0.2%
Mohammed O. Al Omair3	11,667	0.0%
Hatem El Khalidi2	60,000	0.3%
Current Director, Nominee or Named Executive Officer:
Nicholas N. Carter	220,775	0.9%
Connie Cook	32,850	0.1%
Mark Williamson	20,000	0.1%
All current directors and executive officers as a group (9 persons)4	438,259	1.8%

Individuals with beneficial ownership of more than 5% of outstanding Common Stock
Fahad Mohammed Saleh Al Athel	3,898,851	16.4%
Mohammad Salem ben Mahfouz	1,500,000	6.3%
Estate of Harb S. Al Zuhair	1,423,750	6.0%
Prince Talal Bin Abdul Aziz	1,272,680	5.4%

Notes to Beneficial Ownership Table

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.  Includes shares of restricted stock.

(2) Excludes 400,000 shares which Mr. El Khalidi has the right to acquire through the exercise of contingent stock options for which the contingencies were not met at December 31, 2009.  Also excludes 385,000 shares owned by Ingrid El Khalidi, Mr. El Khalidi’s wife, and 443,000 shares owned by relatives of Hatem El Khalidi.

(3) Includes 7,000 shares which these directors have the right to acquire through the exercise of presently exercisable stock options.

(4) Includes 28,000 shares which certain directors and executive officers have the right to acquire through the exercise of stock options or other rights exercisable presently or within 60 days. Excludes 400,000 shares which Mr. El Khalidi has the right to acquire through the exercise of contingent stock options for which the contingencies were not met at December 31, 2009.  Excludes 385,000 shares owned by Ingrid El Khalidi, the wife of Hatem El Khalidi, and 443,000 shares owned by relatives of Hatem El Khalidi.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of Company common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities.  The Company believes that during fiscal 2009, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.

EXECUTIVE COMPENSATION

It is the intent of the Board that the salaries and other compensation of the executives of the Company will be recommended to the Board for action at least once annually and will be based upon competitive salaries and financial performance of the Company. The Compensation Committee has overall responsibility for the approval, evaluation and oversight of all of the Company’s compensation plans. The Committee’s primary purpose is to assist the Company’s Board in the discharge of its fiduciary responsibilities relating to fair and competitive compensation. The Compensation Committee meets in the fourth quarter of each year to review the compensation program and to determine compensation levels for the ensuing fiscal year and at other times as required.

Compensation Discussion and Analysis
Objectives of the Compensation Programs

The compensation programs of the Company are designed to attract and retain qualified individuals upon whom the sustained progress, growth, profitability, and value of the Company depend. It is the plan of the Board that through the Compensation Committee, the Company will develop and implement compensation policies, plans and programs to further these goals by rewarding executives for positive financial performance. Management provides recommendations regarding executive compensation to the Compensation Committee. The Company’s executive compensation program is intended to align the interests of its management team with those of its shareholders by motivating the executive officers to achieve strong financial and operating results for the Company, which it believes closely correlates to long–term shareholder value. In addition, the Company’s program is designed to achieve the following objectives:

•  attract and retain talented executive officers by providing reasonable total compensation levels competitive with that of executives holding comparable positions in similarly situated organizations;

•  provide total compensation that is justified by individual performance;

•  provide performance–based compensation that balances rewards for short–term and long–term results and is tied to both individual and the Company’s performance; and

• encourage the long–term commitment of our executive officers to the Company and its shareholders’ long–term interests.

What the Compensation Programs are Designed to Reward

The compensation programs are designed to reward performance that contributes to the achievement of the Company’s business strategy on both a short–term and long–term basis. In addition, the Company rewards qualities that it believes help achieve its strategy such as teamwork; individual performance in light of general economic and industry specific conditions; performance that supports the Company’s core values; resourcefulness; the ability to manage existing assets; the ability to explore new avenues to increase profits, level of job responsibility; and tenure. The Company does not currently engage any consultant related to executive and/or director compensation matters.

Elements of the Company’s Compensation Program and Why It Pays Each Element

To accomplish its objectives, the Company seeks to offer a total direct compensation program to its executive officers that, when valued in its entirety, serves to attract, motivate and retain executives with the character, experience and professional accomplishments required for the Company’s growth and development. The Company’s compensation program is comprised of four elements:
•  base salary;

•  incentive compensation;

•  stock option plan; and

•  benefits.

Base Salary

The Company pays base salary in order to recognize each executive officer's unique value and historical contributions to the Company’s success in light of salary norms in the industry and the general marketplace; to match competitors for executive talent; to provide executives with sufficient, regularly–paid income; and to reflect position and level of responsibility.  The base salaries of Mr. Carter, Mr. Williamson and Ms. Cook have been subject to a standard cost of living increase annually over the past several years at the same rate as other Petrochemical Segment employees. In addition, Mr. Carter’s annual salary was increased to $250,000 effective July 1, 2009, due to his promotion to CEO.

None of the Company’s executives are parties to employment agreements. At the Compensation Committee’s discretion, base salaries may be increased based upon performance and subjective factors. For 2009 the Compensation Committee increased the base salary of the executives by 4%, the same rate as other petrochemical segment employees. Subjective factors the Compensation Committee considered include individual achievements, the Company’s performance, level of responsibility, experience, leadership abilities, increases or changes in duties and responsibilities and contributions to the Company’s performance.

Incentive Compensation

The full Board has reviewed and acted upon the executive performance awards based upon the financial results for the years ended 2009 and 2008.  The performance awards have been in the form of cash and stock and have been awarded in the first quarter of each year dependent on the results of the previous year.  The Compensation Committee has taken over making these recommendations and is developing a formal program per the Policies which are currently under consideration.  The total award is calculated based upon performance of the Company compared with the 2005 performance which is considered the base year.  The award is paid in the first quarter after the financial results of the year ended are reasonably known. The Company includes an annual cash bonus as part of its compensation program because it believes this element of compensation helps to motivate management to achieve key individual and operational objectives by rewarding the achievement of these objectives.  Assessment of individual performance may include objectives such as improving profitability or completing a project in a timely manner, as well as, qualitative factors such as ability to lead, ability to communicate, and adherence to the Company’s values.  No specific weights are assigned to the various elements of performance.  The annual cash bonus also allows the Company to be competitive from a total remuneration standpoint. In general, the Compensation Committee targets between 10% and 15% of base salary for performance deemed by the  Compensation Committee to be good (to generally exceed expectations) and great (to significantly exceed expectations), respectively, with the possibility of no bonus for poor performance and higher for exceptional corporate or individual performance.

Long–term equity–based compensation is an element of the Company’s compensation policy because it believes it aligns executives’ interests with the interests of shareholders; rewards long–term performance; is required in order for the Company to be competitive from a total remuneration standpoint; encourages executive retention; and gives executives the opportunity to share in the Company’s long–term performance. The Compensation Committee and/or the Board of Directors act as the manager of the Company’s long–term incentive plan (the “Plan”) and perform functions that include selecting award recipients, determining the timing of grants and assigning the number of units subject to each award, fixing the time and manner in which awards are exercisable, setting exercise prices and vesting and expiration dates, and from time to time adopting rules and regulations for carrying out the purposes of the Company’s plan. For compensation decisions regarding the grant of equity compensation to executive officers, the Compensation Committee will consider recommendations from the Company’s chief executive officer. Typically, awards vest immediately, but the Compensation Committee maintains the discretionary authority to vest the equity grant over multiple years if the individual situation merits. In the event of a change of control, or upon the death, disability, retirement or termination of a grantee’s employment without good cause, all outstanding equity based awards will immediately vest.

In 2009 the Company’s executives received no award based upon 2008 performance.  For 2009 performance, $130,000 in cash and 65,000 in options were awarded and paid in the first quarter of 2010.  There is no set formula for granting awards to Company executives or employees, although the Compensation Committee is working towards that goal. In determining whether to grant awards and the amount of any awards, the Compensation Committee takes into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

Stock Option Plan

The Company adopted a stock option plan during 2008.

Other Compensation

There is no other compensation paid to the executive officers.

Benefits

The Company believes in a simple, straight–forward compensation program and, as such, Company executives are not provided significant, unique perquisite or other personal benefits not available to all employees. Consistent with this strategy, no perquisites or other personal benefits unique to Company executives are expected to exceed $10,000 annually.  The Company provides benefits to all employees that it believes are standard in the industry. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401(k) employee savings and investment plan. The Company matches employee deferral amounts, including amounts deferred by named executive officers, up to a total of 6% of the employee’s eligible salary, excluding annual cash bonuses, subject to certain regulatory limitations.

How Elements of the Compensation Program are Related to Each Other

The Company views the various components of compensation as related but distinct and emphasizes “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long–term and short–term financial and strategic goals. The Company’s compensation philosophy is to foster entrepreneurship at all levels of the organization by making long–term equity–based incentives, in particular stock option grants, a significant component of executive compensation. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.
The Compensation Committee, however, has not adopted any formal or informal policies or guidelines for allocating compensation between long–term and currently paid out compensation, between cash and non–cash compensation, or among different forms of non–cash compensation, but as noted previously, is working towards that goal.

Performance Metrics

The Compensation Committee did not establish performance metrics for executive officers at the beginning of the year. In setting 2009 bonus and long–term incentive amounts, the Compensation Committee considered the performance of executive officers on a subjective level and the overall performance of the Company in the tough economic climate of 2009 as compared to the base year of 2005.  The base year was chosen as a measurement point because (a) it is far enough back in history to serve as a basis for  longer term trends and performance direction and

(b) as a point in which the operation, including petroleum prices, were relatively stable and routine.  During 2009, the Company’s executive officers:

•	Managed successful completion of the derivative situation which occurred in 2008;

•	Entered into a compromise agreement with Saudi shareholders settling the capital structure of AMAK;

•	Produced an EBITDA from continuing operations of approximately $15.0 million for 2009 compared to $12.5 million for 2005;

•	Managed a 12% increase in total volume sold for 2009 during a global/US recession period, when most US companies volumes were down;

•	Utilized 20% of the new/additional capacity that was added in the fourth quarter of 2008;

•	Established an International Sales and Marketing office in Madrid Spain for continued development of International markets and opportunities, along with addressing the EU REACH Program;

•	Added an additional Account Manager to assume domestic responsibilities vacated by representative sent overseas to open International S&M office; and

•	Established a Risk Management Policy and Procedures Manual.

Based on these and other factors, the Compensation Committee awarded bonuses and long–term incentives as discussed above to the Company’s executives for 2009 performance which were paid in the first quarter of 2010.

Termination of Employment Payments

There were no termination payments made to executive officers during 2009.  No persons currently serving as an executive officer are entitled to severance benefits of any nature.

Tax Considerations

There are no tax considerations which affect the compensation of executives for 2009.

Compensation Committee Report

We have reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S–K. Based on the review and discussion referred to above, we recommend to the board of directors that the compensation discussion and analysis be included in the Company’s 2010 proxy statement.  This report is provided by the following independent directors who comprise the committee:

Allen P. McKee, Chairman
Ghazi Sultan
Mohammed O. Al Omair
Robert E. Kennedy

Summary of Executive Compensation

The following Summary Compensation Table sets forth certain information with respect to all compensation paid or earned for services rendered to the Company for the year ending December 31, 2009 for those persons who served as our Chief Executive Officer, Chief Operating Officer, Chief Accounting Officer, Vice President of Marketing for the Petrochemical Company, and two additional employees during the year and who are our six most highly compensated executive officers or employees:

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Award(s) ($)	Option Award(s) ($)(2)	All Other Compensation ($) (3)(4)(5)	Total ($)
Hatem El Khalidi President and Chief Executive Officer until June 30, 2009, Director	2009	$36,000	$31,500	--	$186,288	$40,000	$293,788
	2008	$72,000	--	--	--	$8,000	$80,000
	2007	$72,000	--	--	--	$8,000	$80,000
Nicholas N. Carter President and Chief Executive Officer since July 1, 2009; previously Executive Vice President and Chief Operating Officer	2009	$234,837	$42,552	--	--	$14,090	$291,479
	2008	$209,918	$78,665	$99,800	--	$12,595	$400,978
	2007	$172,059	$96,506	$66,000	--	$10,324	$344,889
Connie J. Cook Chief Accounting Officer	2009	$142,208	$32,715	--	--	$8,533	$183,456
	2008	$133,009	$51,143	$49,900	--	$7,981	$242,033
	2007	$108,500	$70,085	$33,000	--	$6,510	$218,095
Mark D. Williamson Vice President of Marketing, Petrochemical Company	2009	$227,500	$32,652	--	--	$13,650	$273,802
	2008	$240,705	$51,143	$49,900	--	$14,442	$356,190
	2007	$190,393	$70,023	--	--	$11,424	$271,840
Gerardo Maldonado Account Representative, Petrochemical Company	2009	$192,543	$24,437	--	--	$11,553	$228,533
	2008	$134,358	$14,640	--	--	$10,749	$159,747
	2007	$142,443	$24,327	--	--	$8,546	$175,316
Marvin Kaufman Manager of Manufacturing, Petrochemical Company	2009	$130,532	$21,910	--	--	$7,832	$160,274
	2008	$122,603	$13,110	--	--	$7,356	$143,069
	2007	$112,534	$21,526	--	--	$6,752	$140,812

(1)           Includes $31,500, $0 and $0 in retirement bonus compensation for the fiscal years ended December 31, 2009, 2008, and 2007, respectively, that was deferred at the election of Mr. El Khalidi.  All present deferred compensation owing to Mr. El Khalidi aggregating $31,500 is considered, and future deferred compensation owing to Mr. El Khalidi, if any, will be considered payable to Mr. El Khalidi on demand.

(2)           Reflects the dollar amount recognized by the Company for financial statement reporting purposes relating to options awards.

(3)           Includes $4,000, $8,000, and $8,000 in termination benefits for each of the fiscal years ended December 31, 2009, 2008, and 2007, respectively, that was accrued for Mr. El Khalidi in accordance with Saudi Arabian employment laws. The total amount of accrued termination benefits due to Mr. El Khalidi as of December 31, 2009, was $42,878.

(4)           Includes $36,000, $0, and $0 in accrued retirement benefits for each of the fiscal years ended December 31, 2009, 2008, and 2007, respectively, that was deferred at the election of Mr. El Khalidi.  The total amount of accrued retirement benefits due to Mr. El Khalidi as of December 31, 2009, was $36,000.

(5)           Includes amounts as shown for Mr. Carter, Ms. Cook, and Mr. Williamson that were contributed on the employee’s behalf into the Company’s 401(k) plan.

2009 GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities (#)(1)	Exercise Price of Options ($/sh)	Closing Market Price on Date of Option Grant ($/sh)	Grant Date Fair Value of Stock Awards
Hatem El Khalidi	07/02/09								200,000	$3.40	$3.40
Hatem El Khalidi	07/02/09								200,000	$3.40	$3.40

(1)           Represents conditional stock option grants made on July 2, 2009 as follows: (a) an option to purchase 200,000 shares of the Company’s common stock with an exercise price equal to the closing sale price of such a share as reported on the Nasdaq National Market System on July 2, 2009, provided that said option may not be exercised until such time as the first shipment of ore from the Al Masane mining project is transported for commercial sale by AMAK, and further that said option shall terminate and be immediately forfeited if not exercised on or before June 30, 2012; and (b) an option to purchase 200,000 shares of the Company’s common stock with an exercise price equal to the closing sale price of such a share as reported on the Nasdaq Stock Market on July 2, 2009, provided that said option may not be exercised until such time as the Company receives its first cash dividend distribution from AMAK, and further that said option shall terminate and be immediately forfeited if not exercised on or before June 30, 2019.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2009.

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration date	Number of Shares or units of stock that have not vested (#)	Market value of shares or unites of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Hatem El Khalidi	--	200,000	--	$3.40	06/30/12
Hatem El Khalidi	--	200,000	--	$3.40	06/30/19

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table provides a summary of compensation paid to members of our Board during the year ended December 31, 2009.

2009 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)

Robert E. Kennedy	$74,000	$10,200	$9,730	$93,930
Ghazi Sultan	10,000	10,200	9,730	29,930
Mohammed O. Al Omair	25,000	10,200	9,730	44,930
Ibrahim Al-Moneef (resigned April 2009)	--	--	9,730	9,730
Charles W. Goehringer, Jr.	10,000	10,200	9,730	29,930
Allen P. McKee (appointed April 2009)	2,500	--	--	2,500

(1) Includes committee fees for 2008 in the amount of $70,000, subsidiary board fees for 2008 in the amount of $5,000, subsidiary board fees for 2009 in the amount of $36,000 and per diem amounts for 2009 in the amount of $10,500.

(2) Represents 3,000 shares of restricted stock granted to each non-employee director for 2008 Board service at $3.40 per share based upon the closing price of the Company’s common stock on the grant date of September 1, 2009.

(3) Represents 7,000 shares of stock options granted to each non-employee director for 2008 Board service at an exercise price of $1.39 per share based upon the closing price of the Company’s common stock on the grant date of January 2, 2009.

General

A director who is one of our employees receives no additional compensation for his service as a director or as a member of a committee of the Board.  A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs per the current policy and upon recommendation by the Compensation Committee and approval by the Board.  Directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and Committee meetings.

Equity Compensation

The 2009 directors’ fees policy as recommended by the Compensation Committee proposed the grant of 3,000 shares of restricted stock and 7,000 shares in options to be awarded in the first quarter of 2010 to non-employee directors who had attended at least 75% of all called meetings in 2009 and were serving in full capacity on December 31, 2009.  This grant is to be prorated based upon time of service.  This grant was approved on January 28, 2010 by the Board of Directors and will be recognized on that date.

Committee Compensation

The 2009 directors’ fees policy as recommended by the Compensation Committee proposed cash payments for members of the Audit Committee in the amount of $15,000, the Compensation Committee in the amount of $5,000, and the Nominating Committee in the amount of $5,000.  These amounts are to be prorated based upon time of service.  These payments were approved by the Board on January 28, 2010, and approximately $92,000 was accrued as directors’ compensation expense for 2009.

Subsidiary Board Compensation

The 2009 directors’ fees policy as recommended by the Compensation Committee proposed cash payments for members of the subsidiary boards of the Company in the amount of $5,000 for U.S. subsidiaries and $5,000 for Al Masane Al Kobra’s Board.  These amounts are to be prorated based upon time of service.  These payments were approved by the Board on January 28, 2010, and approximately $6,900 was accrued as directors’ compensation expense for 2009.   In addition, Robert Kennedy was paid $36,000 in 2009 for serving on the Board of Texas Oil & Chemical Co. II.

Per Diem Compensation

The 2009 directors’ fees policy allowed per diem payments of $500 per day for non-employee directors who travel to conduct Board business.  Approximately $10,500 was paid for directors’ compensation expense related to per diem in 2009.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of December 31, 2009 are Robert E. Kennedy, Ghazi Sultan, Mohammed O. Al Omair and Allen P. McKee.  None of these gentlemen serve on the Compensation Committees of any other entities.  The members of the Compensation Committee are non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company directly owns approximately 55% of the outstanding capital stock of Pioche-Ely Valley Mines, Inc. (“Pioche”).  Mr. Carter is currently a director and President of Pioche, and Mr. Charles Goehringer, Jr. is currently a director of Pioche.  Neither Mr. Carter nor Mr. Goehringer receive fees or compensation for serving on the Board of Directors of Pioche.  The Company is providing funds necessary to cover the Pioche operations. During 2009 and 2008, the Company made payments of approximately $34,000 and $65,000, respectively, for such purposes.  As of December 31, 2009, Pioche owed the Company $301,239 as a result of advances made by the Company. The indebtedness is secured by real estate but bears no interest.

During 2009 South Hampton Resources, Inc. (“South Hampton”), the Company’s wholly owned subsidiary, incurred product transportation and equipment costs of approximately $961,000 with Silsbee Trading and Transportation Corp. (STTC), a private equipment leasing provider in which Mr. Carter, President and CEO of the Company, had a 100% equity interest. Pursuant to a lease agreement, South Hampton leases transportation equipment from STTC.  Lease payments at the beginning of 2009 were approximately $70,320 per month and were raised to approximately $79,178 per month as new and additional tractors and trailers were added to the fleet throughout the year.  With the increase in volume of the products produced with the expansion of the facility, additional transportation equipment was required.  Under the lease arrangement, STTC provides transportation equipment and all normal maintenance on such equipment and South Hampton provides drivers, fuel, management of transportation operations and insurance on the transportation equipment. Approximately 95% of STTC’s income will be derived from such lease arrangement.  South Hampton entered into a new lease agreement with STTC on February 3, 2009.  STTC also previously entered into a capital lease with South Hampton for acquisition of a motorized manlift.  At the end of the five year lease period which was July 2009, title to the manlift transferred to South Hampton for a final payment of one dollar.

Review, Approval or Ratification of Transactions with Management and Others

The Company’s Code of Ethics for Senior Financial Officers addresses conflicts of interest and is available on our website.  Our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions are required to abide by this code by avoiding activities that conflict with, or are reasonably likely to conflict with, the best interests of the Company and its stockholders.  Personal activities, interests, or relationships that would or could negatively influence judgment, decisions, or actions must be disclosed to the Board with prompt and full disclosure for Board review and/or action.

We also solicit information from our directors and executive officers annually in connection with preparation of disclosures in our proxy statement.  These questionnaires specifically seek information pertaining to any “related-person” transaction.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditor’s assessment of the quality, not just the acceptability, of the Company’s accounting principles and other such matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has reviewed the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committee Concerning Independence” and has discussed with the independent registered public accounting firm their independence from management and the Company.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company’s Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

This report is provided by the following independent directors, who comprise the Committee:

Robert E. Kennedy, Chairman
Mohammed O. Al Omair
Allen P. McKee
Ghazi Sultan

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s selection of TravisWolff, LLP as the Company’s independent registered public accounting firm for 2010.  TravisWolff, LLP has audited the accounts of the Company since June 2003.  The Board considers it desirable to continue the services of TravisWolff, LLP.

The fees billed or expected to be billed by TravisWolff, LLP for professional services rendered to the Company during 2009 and 2008 are set forth below.  The Audit Committee has concluded that the provision of the non-audit services provided by TravisWolff, LLP to the Company did not and does not impair or compromise their independence, and all such services were pre-approved by the Audit Committee. If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

Our Board recommends a vote FOR the ratification of the selection of TravisWolff, LLP as the Company’s independent registered public accounting firm for 2010.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below sets forth the fees that the Company paid TravisWolff, LLP for the audit of its financial statements for the fiscal years ended December 31, 2009 and 2008 and the review of its financial statements for the quarterly periods in the year ended December 31, 2009, and all other fees that the Company paid Travis Wolff, LLP for services rendered during the fiscal years ended December 31, 2009 and December 31, 2008, respectively:

	2009	2008
Audit Fees	$258,477	$335,173
Audit –Related Fees	--	--
Tax Fees	41,884	33,545
All Other Fees	45,232	--

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services under the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit.

Audit Fees

These amounts represent fees billed or expected to be billed by TravisWolff, LLP for professional services rendered for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, the reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Tax Fees

These amounts represent fees billed or expected to be billed by TravisWolff, LLP for professional services rendered relating to tax compliance, tax advice and tax planning in the U.S.

All Other Fees

These amounts represent fees billed or expected to be billed by TravisWolff, LLP for professional services related to the Company’s 401(k) audit and for providing consent on Form S-3 registration filing.

At each annual meeting of the stockholders, representatives of the principal accountant for the current year and for the most recently completed fiscal year are expected to be present to make statements to the stockholders if desired, and to be available to respond to stockholder questions.

QUESTIONS AND REQUESTS FOR ADDITIONAL INFORMATION

Questions regarding the annual meeting, this proxy statement, voting or otherwise should be directed to the individual listed below at the provided contact information.  The following proxy materials should be included with this mailing: (1) Notice of Annual Meeting of Stockholders; (2) proxy statement; (3) proxy card (or voting instruction card for beneficial owners) with pre-addressed envelope; and (4) the Company’s 2009 Report on Form 10-K.  If any portion of the proxy materials appears to be missing, or if you would like an additional copy of the proxy materials, please contact the individual below at the listed contact information for a free copy.

Connie Cook
Arabian American Development Company
P. O. Box 1636
Silsbee, TX  77656

Our proxy statement and 2009 Report on Form 10-K may also be accessed on our website at www.arabianamericandev.com.

Request for Multiple Copies of Proxy Materials

Please note that if multiple stockholders reside at the same address, only one set of proxy materials has been provided, unless the Company received contrary instructions from one or more of the stockholders.  To request a separate copy of the proxy materials, or to request to receive separate copies of the proxy materials in the future, contact Connie Cook at the above address, and a free copy will be promptly delivered to you.

Request for Single Copy of Proxy Materials

If you share an address with one or more shareholders and are currently receiving multiple sets of proxy materials, you may request delivery of a single set of proxy materials by contacting Connie Cook at the above address.

VOTING

Company stockholders of record are entitled to vote on the items of business described in this proxy statement.  Stockholders of record may (1) attend the annual meeting and vote their shares in person; (2) vote by submitting a proxy; or (3) vote electronically via the Internet or by telephone.  Beneficial owners may (1) attend the annual meeting and vote their share in person only if they obtain a legal proxy from their broker, trustee or nominee; (2) vote by submitting voting instructions; or (3) vote electronically via the internet or by telephone.

Voting Securities, Record Date

Shareholders of record at the close of business on April 21, 2010, (the “record date”) are entitled to vote at the meeting and any adjournment or postponement of the meeting.  On the record date, there were 23,750,745 shares of common stock ($0.10 par value) issued and outstanding.

Stockholder of Record

If your shares are registered directly in your name, you are the stockholder of record of those shares, and these proxy materials are being sent directly to you by the Company.  As a stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party, or vote in person at the meeting.  The Company has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee.  Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet.  For your vote to be counted, you now need to communicate your voting decisions to your broker, bank or other financials institution before the date of the shareholder meeting.

Voting in Person at the Annual Meeting

Stockholders of record are invited to attend the Annual Meeting of Stockholders on June 9, 2010, at South Hampton Resources, Silsbee, TX and vote their shares in person.  Beneficial owners may vote in person at the annual meeting only if they obtain a legal proxy from their broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Voting by Submitting a Proxy or Voting Instructions

Regardless of whether you plan to attend the annual meeting, stockholders of record and beneficial owners have the option of voting their shares by submitting a proxy or voting instructions.

Stockholders of record may vote by proxy.  To vote by proxy, stockholders of record must complete, sign and date their proxy cards and mail them in the accompanying pre-addressed envelopes.  Your proxy card and pre-addressed envelope is included with this proxy statement.

Beneficial owners may vote by submitting voting instructions to their broker, trustee or nominee.  Your voting instruction card should be provided by your broker, trustee or nominee.  Please refer to your voting instruction card for voting procedure and additional information.

Proxies and Voting Instructions Are Revocable

A stockholder of record may change his or her vote by either: (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing written notice of revocation to the Corporate Secretary at the address listed above in the “Questions and Requests for Additional Information” section; or (3) attending the annual meeting and voting in person.  Please note that your attendance at the annual meeting will not revoke a previously submitted proxy unless you specifically make such a request.  A beneficial owner may change his or her vote by either: (1) submitting new voting instructions to the appropriate broker, trustee or nominee; or (2) if you have obtained a legal proxy from your broker, trustee or nominee giving you the legal right to vote your shares, by attending the annual meeting and voting in person.

Voting Electronically

Stockholders of record and beneficial owners may vote electronically by following the instructions provided on their proxy cards prior to 11:59 p.m. C.D.T. on June 8, 2010.

Voting Procedures

The Company’s by-laws provide that each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Company.

Election of Directors

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees.  If you elect to “ABSTAIN” in the election of directors, the abstention will not impact the election of directors.  Only “FOR” and “AGAINST” votes are counted in the election of directors.  As provided in the Company’s corporate by-laws, directors are elected upon a plurality vote of the shareholders.  Therefore, a nominee will only be elected if the votes cast “FOR” the nominee’s election exceed the number of votes cast “AGAINST” the nominee’s election.  Cumulative voting is not permitted in the election of directors.

Voting on Other Business Items

When voting on other business matters, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”  Business proposals, other than the election of the directors, require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting.

How Shares will be Voted by Proxy or Voting Instructions

If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Company’s nominee to the Board and ratification of Travis Wolff, LLP as the Company’s independent registered public accounting firm for 2010).

Broker Non-Votes

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.  Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.  Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

Additional Business Proposals Presented at Meeting

Other than the re-election of a director and the ratification of the selection of the Company’s independent registered public accounting firm, the Board is not aware of any other business to be acted upon at the annual meeting.  However, if you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Quorum Requirement

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the Company stock issued and outstanding and entitled to vote at the meeting, must be present in person or represented by proxy.  Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

STOCKHOLDER PROPOSALS

Stockholder Proposals Intended to be Included in Proxy Statement

You may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at the address above no later than February 9, 2011.  Such proposals also must comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to the Corporate Secretary at the address on page 21.

Stockholder Proposals Not Intended to be Included in Proxy Statement

For a stockholder proposal that is not intended to be included in the Company’s proxy statement under SEC Rule 14a-8, the stockholder must submit the proposal so that it is received by the Corporate Secretary not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

(1)           45 days prior to the meeting; and

(2)           10 days after public announcement of the meeting date.

Stockholder Proposals for Director Candidates

You may propose director candidates for consideration by the Board’s Nominating Committee.  Such recommendations shall include the nominee’s name and qualifications for Board membership and shall be received by the Corporation not earlier than the close of business 120 calendar days prior to the meeting and not later than the close of business on the later of the following two dates:

(1)           45 days prior to the meeting; and

(2)           10 days after public announcement of the meeting date.

Proposals for director candidates should be directed to the Corporate Secretary at the address on page 21.

OTHER BUSINESS

As of the date of this proxy statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting, the persons named in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors
Connie Cook
Secretary

## ARABIAN AMERICAN DEVELOPMENT COMPANY

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

MR A SAMPLE
DESIGNATION (IF ANY)
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### Electronic Voting Instructions

**You can vote by Internet or telephone!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., C.D.T., on June 8, 2010.**

**Vote by Internet**
- Log on to the Internet and go to **www.investorvote.com/ARSD**
- Follow the steps outlined on the secured website.

**Vote by telephone**
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR election of the following nominee and FOR Proposal 2.**

1. Election of Directors:

| | For | Withhold |
|---|---|---|
| 01 - GHAZI SULTAN | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. THE SELECTION OF TRAVIS, WOLFF & COMPANY, L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2010. | ☐ | ☐ | ☐ |

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

**B Non-Voting Items**

Change of Address — Please print new address below.

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT

11AV 0253761

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 016RTA